Exhibit 99.(4)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of July 26, 2018, (the “Agreement”) is by and among the Securian Funds Trust (the “Trust” or the “Selling Trust”), a Delaware statutory trust, on behalf of its series, the SFT Mortgage Securities Fund (the “Acquired Fund”), and the same statutory trust (in this role, the “Buying Trust”) on behalf of its series, the SFT Core Bond Fund (the “Acquiring Fund”), and, solely for the purposes of Section 11 of the Agreement, Securian Asset Management, Inc. (the “Manager”).

In consideration of their mutual promises, the parties agree as follows:

1.   Shareholder Approval.

The Acquired Fund will call a meeting of its shareholders for the purpose of approving the Agreement and the transactions it contemplates (such transactions are referred to hereinafter as the “Reorganization”). The Acquiring Fund agrees to furnish data and information, as reasonably requested, for the proxy statement to be furnished to shareholders of the Acquired Fund. Certain separate accounts of Minnesota Life Insurance Company (“Minnesota Life”) and Securian Life Insurance Company (“Securian Life,” and collectively with Minnesota Life, the “Insurance Companies”) that fund variable annuity and variable life insurance contracts (“Contracts”) are, directly or indirectly, the sole shareholders of the Acquired Fund and the Acquiring Fund.

2.   Reorganization.

a.   Plan of Reorganization. At the Closing (as defined below), the Selling Trust will convey all of the assets of the Acquired Fund to the Acquiring Fund. The Acquiring Fund will assume all liabilities of the Acquired Fund. At the Closing, the Buying Trust will deliver shares of the Acquiring Fund, including fractional shares, to the Selling Trust. Class 1 shares of the Acquired Fund will be exchanged for an equivalent value of Class 1 shares of the Acquiring Fund and Class 2 shares of the Acquired Fund will be exchanged for an equivalent value of Class 2 shares of the Acquiring Fund.

The number of shares will be determined by dividing the aggregate net asset value of the shares of the Acquired Fund, computed as described in Section 3(a), by the net asset value of one share of the Acquiring Fund, computed as described in Section 3(b). The Acquired Fund will not pay a sales charge on the receipt of Acquiring Fund shares in exchange for the assets of the Acquired Fund. In addition, the separate account shareholders of the Acquired Fund will not pay a sales charge on distribution to them of shares of the Acquiring Fund.

b.  Federal Tax Treatment.  For U.S. federal tax purposes, the Reorganization is intended to qualify as a partnership merger within the meaning of Section 708(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treas. Reg. § 1.708-1(c)(1).  In accordance with Treas. Reg. § 1.708-1(c)(1), (i) the “resulting partnership” shall be treated as a continuation of the Acquiring Fund and (ii) the Acquired Fund shall terminate and its taxable year will close.  In accordance with Treas. Reg. § 1.7081(c)(3)(i), the Reorganization will follow the “asset-over form” for U.S. federal tax purposes, pursuant to which, (i) the Acquired Fund will be deemed to contribute all of its assets and liabilities to the Acquiring Fund in exchange for interests in the

Acquiring Fund, and (ii) immediately thereafter, the Acquired Fund will be deemed to distribute the interests in the Acquired Fund to its partners in liquidation of the Acquired Fund.

c.   Closing and Effective Time of the Reorganization. The Reorganization and all related acts necessary to complete the Reorganization (the “Closing”) will occur on the first day on which the New York Stock Exchange (the “NYSE”) is open for business following approval of contract owners of the Acquired Fund and receipt of all necessary regulatory approvals, or such later date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date of the Closing or at such other time as an authorized officer of the Trust shall determine (the “Effective Time”).

3.   Valuation.

a.   The aggregate net asset value of the shares of the Acquired Fund will be computed as of the close of regular trading on the NYSE on the day of Closing (the “Valuation Date”) using the valuation procedures in the Acquired Fund’s prospectus.

b.   The net asset value per share of shares of the Acquiring Fund will be determined as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures in the Acquiring Fund’s prospectus.

c.   At the Closing, the Acquired Fund will provide the Acquiring Fund with a copy of the computation showing the valuation of the aggregate net asset value of the shares of the Acquired Fund on the Valuation Date. The Acquiring Fund will provide the Acquired Fund with a copy of the computation showing the determination of the net asset value per share of shares of the Acquiring Fund on the Valuation Date.

4.   Liquidation and Dissolution of the Acquired Fund.

a.   As soon as practicable after the Valuation Date, the Selling Trust will liquidate the Acquired Fund and distribute shares of the Acquiring Fund to the Acquired Fund’s shareholders of record. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Selling Trust. The Acquiring Fund or its service provider will establish shareholder accounts, as needed, in accordance with instructions from the Selling Trust.

b.   Immediately after the Valuation Date, the share transfer books of the Selling Trust relating to the Acquired Fund will be closed and no further transfer of shares will be made.

c.   Promptly after the distribution, the Acquiring Fund or its service provider will notify each shareholder of the Acquired Fund of the number of shares distributed to the shareholder and confirm the registration in the shareholder’s name.

d.   As promptly as practicable after the liquidation of the Acquired Fund, and in no event later than twelve months from the date of the Closing, the Acquired Fund will be dissolved.

5.   Representations, Warranties, and Covenants of the Buying Trust.

The Buying Trust represents and warrants to the Acquired Fund as follows:

a.   Organization, Existence, Registration as Investment Company. The Buying Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the state of Delaware; has the power to carry on its business as it is now being conducted; and is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end, management investment company. The Acquiring Fund is a series of the Buying Trust.

b.   Capitalization. The Buying Trust has authorized capital of an unlimited number of shares of beneficial interest. All of the outstanding shares of beneficial interest have been duly authorized and are validly issued, fully paid, and non-assessable. Since the Acquiring Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

c.   Financial Statements. The audited financial statements of the Acquiring Fund as of the end of the last fiscal year and the subsequent unaudited semi-annual financial statements, if any (the “Acquiring Fund Financial Statements”), fairly present the financial position of the Acquiring Fund, and the results of its operations and changes in its net assets for the periods shown.

d.   Shares to Be Issued upon Reorganization. The shares of beneficial interest to be issued in connection with the Reorganization will be duly authorized and, at the time of the Closing, will be validly issued, fully paid, and non-assessable.

e.   Authority Relative to the Agreement. The Buying Trust has the power to enter into and carry out the obligations described in this Agreement. This Agreement and the transactions contemplated by it have been duly authorized by the Board of Trustees of the Buying Trust, and no other proceedings by the Buying Trust or the Acquiring Fund are necessary under the Buying Trust’s Agreement and Declaration of Trust or By-Laws (the “Governing Documents”).

f.    No Violation. The Buying Trust is not in violation of its Governing Documents or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which the Acquiring Fund is subject. The transactions will not result in any violation of the provisions of the Governing Documents or any law, administrative regulation, or administrative or court decree applicable to the Acquiring Fund.

g.   Liabilities. There are no liabilities of the Acquiring Fund other than:  (1) liabilities disclosed in the Acquiring Fund Financial Statements; (2) liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements; or (3) liabilities previously disclosed to the Acquired Fund, none of which has been materially adverse to the business, assets, or results of operation of the Acquiring Fund.

h.   Litigation. There is no litigation, administrative proceeding, or investigation before any court or governmental body currently pending or, to the knowledge of the Acquiring Fund, threatened, that would materially and adversely affect the Acquiring Fund, its financial condition, or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree, or judgment.

i.    Contracts. Except for contracts and agreements previously disclosed to the Selling Trust, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit.

j.    Taxes. The Acquiring Fund has qualified as a partnership at all times as defined in Subchapter K of Chapter 1 of the Code with respect to each taxable year since commencement of its operations and will qualify as a partnership at all times through the Closing. As of the Closing, the Acquiring Fund will (i) have timely filed all federal and other tax returns and reports that have been required to be filed and such returns and reports have been true, accurate, and complete, (ii) have paid or provided for payment of all federal and other taxes required to be shown as due on such returns or on any assessments received, (iii) except as disclosed to the Acquired Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, (iv) except as disclosed to the Acquired Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, and (v) for all taxable years and all applicable quarters of the Acquiring Fund from the date of its inception, the assets of the Acquiring Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Acquiring Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder.

k.   Registration Statement. The Acquiring Fund will file a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) relating to the shares of beneficial interest to be issued in the Reorganization. At the time that the Registration Statement becomes effective, at the time of the Acquired Fund’s shareholders’ meeting, and at the Closing, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, none of the representations and warranties in this subsection applies to statements in, or omissions from, the Registration Statement made in reliance on information furnished by the Acquired Fund for use in the Registration Statement.

6.   Representations, Warranties and Covenants of the Selling Trust.

The Selling Trust represents and warrants to the Acquiring Fund as follows:

a.   Organization, Existence, Registration as Investment Company. The Selling Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the state of Delaware; has the power to carry on its business as it is now being conducted; and is registered under the 1940 Act as an open-end, management investment company. The Acquired Fund is a series of the Selling Trust.

b.   Capitalization. The Selling Trust has authorized capital of an unlimited number shares of beneficial interest. All of the outstanding shares of beneficial interest have been duly authorized and are validly issued, fully paid, and non-assessable. Since the Acquired Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

c.   Financial Statements. The audited financial statements of the Acquired Fund as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the “Acquired Fund Financial Statements”), fairly present the financial position of the Acquired Fund, and the results of its operations and changes in its net assets for the periods shown.

d.   Authority Relative to the Agreement. The Selling Trust has the power to enter into and to carry out its obligations under this Agreement. This Agreement and the transactions contemplated by it have been duly authorized by the Board of Trustees of the Selling Trust, the shareholders’ meeting referred to in Section 6(k) will be called and held, and no other proceedings by the Selling Trust or the Acquired Fund are necessary under the Selling Trust’s Governing Documents.

e.   No Violation. The Selling Trust is not in violation of its Agreement and Declaration of Trust or By-Laws (the “Governing Documents”) or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which the Acquired Fund is subject. The transactions will not result in any violation of the provisions of the Governing Documents or any law, administrative regulation, or administrative or court decree applicable to the Acquired Fund.

f.    Liabilities. There are no liabilities of the Acquired Fund other than:  (1) liabilities disclosed in the Acquired Fund Financial Statements; (2) liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements; or (3) liabilities previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets, or results of operation of the Acquired Fund.

g.   Litigation. There is no litigation, administrative proceeding, or investigation before any court or governmental body currently pending or, to the knowledge of the Acquired Fund, threatened, that would materially and adversely affect the Acquired Fund, its financial condition, or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and the Acquired Fund is not a party to or subject to the provisions of any order, decree, or judgment.

h.   Contracts. Except for contracts and agreements previously disclosed to the Buying Trust, the Acquired Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit.

i.    Taxes. The Acquired Fund has qualified as a partnership at all times as defined in Subchapter K of Chapter 1 of the Code with respect to each taxable year since commencement of its operations and will qualify as a regulated investment company at all times through the Closing. As of the Closing, the Acquired Fund will (i) have timely filed all federal and other tax returns and reports that have been required to be filed and all such returns and reports are true, accurate, and complete, (ii) have paid or provided for payment of all federal and other taxes required to be shown as due on such returns or on any assessments received, (iii) except as disclosed to the Acquiring Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, (iv) except as disclosed to the Acquiring Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, and (v) for all taxable years and all applicable quarters of the Acquired Fund from the date of its inception, the assets of the Acquired Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Acquired Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder.

j.    Fund Securities. All securities listed in the schedules of investments of the Acquired Fund as of the Closing will be owned by the Acquired Fund free and clear of any encumbrances, except as indicated in the schedule.

k.   Shareholders’ Meeting; Registration Statement. The Acquired Fund will call and hold a shareholders’ meeting at which its shareholders will consider and act upon the transactions contemplated by this Agreement. The Acquired Fund will cooperate with the Acquiring Fund and will furnish information relating to the Selling Trust and the Acquired Fund required in the Registration Statement. At the time that the Registration Statement becomes effective, at the time of the shareholders’ meeting, and at the Closing, the Registration Statement, as it relates to the Selling Trust or the Acquired Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, the representations and warranties in this subsection apply only to statements in or omissions from the Registration Statement made in reliance upon information furnished by the Selling Trust or the Acquired Fund for use in the Registration Statement.

7.   Conditions to Obligations of the Buying Trust.

The obligations of the Buying Trust with respect to the Reorganization are subject to the satisfaction of the following conditions:

a.   Contract Owner Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of the Acquired Fund shares entitled to vote. The separate accounts of Minnesota Life and Securian Life that fund the Contracts, together with certain affiliates, are the owners of record of the Acquired Fund shares; however, the owners of the Contracts (“Contract Owners”), whose interests in the Contracts are measured by reference to the Acquired Fund shares held by the separate accounts, will have the opportunity to instruct Minnesota Life and Securian Life on how to vote the shares held by the separate accounts.

b.   Representations, Warranties, and Agreements. The Selling Trust and the Acquired Fund will have complied with this Agreement, and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Selling Trust will provide a certificate to the Acquiring Fund confirming that, as of the Closing, the representations and warranties set forth in Section 6 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties, or assets of the Acquired Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Selling Trust, and delivered to the Acquiring Fund on or prior to the last business day before the Closing. A decline in the value of the securities owned by the Acquired Fund will not constitute a “material adverse change” for purposes of the foregoing sentence.

c.   Regulatory Approvals.

(1)  The Registration Statement referred to in Section 5(k) will be effective, and no stop orders under the 1933 Act will have been issued.

(2)   All necessary approvals, consents, and exemptions from federal and state regulatory authorities will have been obtained.

d.   Opinion of Counsel. The Buying Trust will have received an opinion of counsel for the Selling Trust, dated as of the Closing, to the effect that (i) the Selling Trust is a statutory trust duly organized and validly existing under the laws of the state of Delaware and is an open-end investment company registered under the 1940 Act; (ii) the Acquired Fund is a series of the Selling Trust; (iii) this Agreement and the Reorganization have been duly authorized and approved by all requisite action of the Selling Trust and the Acquired Fund, and this Agreement has been duly executed by, and is a valid and binding obligation of, the Selling Trust.

8.   Conditions to Obligations of the Selling Trust.

The obligations of the Selling Trust with respect to the Reorganization are subject to the satisfaction of the following conditions:

a.   Contract Owner Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Acquired Fund shares entitled to vote. The separate accounts of Minnesota Life and Securian Life that fund the Contracts, together with certain affiliates, are the owners of record of the Acquired Fund shares; however, the owners of the Contracts (“Contract Owners”), whose interests in the Contracts are measured by reference to the Acquired Fund shares held by the separate accounts, will have the opportunity to instruct Minnesota Life and Securian Life on how to vote the shares held by the separate accounts.

b.   Representations, Warranties, and Agreements. The Acquiring Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Buying Trust will provide a certificate to the Acquired Fund confirming that, as of the Closing, the representations and warranties set forth in Section 5 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties, or assets of the Acquiring Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Buying Trust, and delivered to the Acquired Fund on or prior to the last business day before the Closing. A decline in the value of the securities owned by the Acquiring Fund will not constitute a “material adverse change” for purposes of the foregoing sentence.

c.   Regulatory Approvals.

(1)   The Registration Statement referred to in Section 5(k) will be effective and no stop orders under the 1933 Act will have been issued.

(2)   All necessary approvals, consents, and exemptions from federal and state regulatory authorities will have been obtained.

d.   Opinion of Counsel. The Selling Trust will have received the opinion of counsel for the Buying Trust, dated as of the Closing, to the effect that (i) the Buying Trust is a statutory trust duly organized and validly existing under the laws of the state of Delaware and is an open-end investment company registered under the 1940 Act; (ii) the Acquiring Fund is a series of the Buying Trust; (iii) this Agreement and the Reorganization have been authorized and approved by all requisite action of the Buying Trust and the Acquiring Fund, and this Agreement has been duly executed by, and is a valid and binding obligation of, the Buying Trust; and (iv) the shares to be issued in the Reorganization are duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid, and non-assessable shares of the Acquiring Fund.

9.   Further Conditions to the Obligations of the Buying Trust and the Selling Trust.

As a further condition to the obligations of the Trust on behalf of both the Acquired Fund and the Acquiring Fund hereunder, the Trust, on behalf of both the Acquired Fund and the Acquiring Fund, shall have received the opinion of Eversheds Sutherland (US) LLP addressed to the Trust on behalf of both the Acquired Fund and the Acquiring Fund, dated as of the date of the Closing, and based in part on representations to be furnished by the Trust on behalf of the Acquired Fund and the Acquiring Fund and the Insurance Companies, substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules, pronouncements and court decisions, for U.S. federal income tax purposes, a Contract Owner that has Contract value allocated to a subaccount that holds interests in the Acquiring Fund or Acquired Fund will not recognize any gain or loss as a result of the Reorganization.

10. Amendment; Termination; Non-Survival of Covenants, Warranties and Representations.

a.   This Agreement may be amended in writing if authorized by the Board of Trustees. The Agreement may be amended at any time before or after approval by the shareholders of the Acquired Fund, but after shareholder approval, no amendment shall be made that substantially changes the terms of Sections 2 or 3.

b.   At any time prior to the Closing, any of the parties may waive in writing (i) any inaccuracies in the representations and warranties made to it and (ii) compliance with any of the covenants or conditions made for its benefit. However, neither party may waive the requirement to obtain shareholder approval or the requirement to obtain a tax opinion.

c.   The Selling Trust may terminate this Agreement at any time prior to the Closing by notice to the Buying Trust if a material condition to its performance or a material covenant of the Buying Trust on behalf of the Acquiring Fund is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the Buying Trust on behalf of the Acquiring Fund and is not cured.

d.   The Buying Trust may terminate this Agreement at any time prior to the Closing by notice to the Selling Trust if a material condition to its performance or a material covenant of the Selling Trust on behalf of the Acquired Fund is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the Selling Trust on behalf of the Acquired Fund and is not cured.

e.   This Agreement may be terminated by any party at any time prior to the Closing, whether before or after approval by the shareholders of the Acquired Fund, without any liability on the part of either party or its respective trustees, officers, or shareholders, on written notice to the other party, and shall be terminated without liability as of the close of business on December 31, 2018, or a later date agreed upon by the parties, if the Closing has not taken place on or prior to that date.

f.    The representations, warranties, and covenants contained in this Agreement, or in any document delivered in connection with this Agreement, will survive the Reorganization.

11. Expenses.

All fees and expenses associated with the Reorganization will be allocated to the Acquired Fund and the Manager.  The fees and expenses associated with the Reorganization will include, but will not be limited to, printing and mailing communications to shareholders and to Contract Owners; fees paid to governmental authorities for the registration or qualification of Acquiring Fund Shares; accounting, tax, legal, and custodial expenses; and other transaction expenses.  80% of the fees and expenses will be allocated to the Acquired Fund, and 20% of the fees and expenses will be allocated to the Manager.

12. General.

a.   Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies by reason of this Agreement.

b.   Governing Law. This Agreement will be governed by the laws of the state of Minnesota.

13. Indemnification. Each party will indemnify and hold the other and its officers and trustees (each an “Indemnitee”) harmless from and against any liability or other cost and expense, in connection with the defense or disposition of any action, suit, or other proceeding, before any court or administrative or investigative body in which the Indemnitee may be involved as a party, with respect to actions taken under this Agreement. However, no Indemnitee will be indemnified against any liability or expense arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Indemnitee’s position.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed.

SECURIAN FUNDS TRUST, on behalf of SFT Mortgage Securities Fund

By	/s/ David M. Kuplic
David M. Kuplic
President

SECURIAN FUNDS TRUST, on behalf of SFT Core Bond Fund

By	/s/ David M. Kuplic
David M. Kuplic
President

The undersigned is a party to this Agreement for purposes of Section 11 and Section 13 only.

SECURIAN ASSET MANAGEMENT, INC.

By	/s/ David M. Kuplic
David M. Kuplic
President